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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 6, 1998, on our audits of the financial statements of Newfield Exploration Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also hereby consent to the reference to our firm in the third paragraph of Item 3.


                                                /s/ PRICEWATERHOUSECOOPERS LLP

                                                PricewaterhouseCoopers LLP

Houston, Texas
July 14, 1998